Exhibit 99.1
FOR IMMEDIATE RELEASE
WEDNESDAY, NOVEMBER 9, 2011
CARE INVESTMENT TRUST INC. ANNOUNCES
THIRD QUARTER 2011 RESULTS
Company to Host Conference Call to Discuss Quarterly Results
2011 Third Quarter Highlights
•	Acquired a portfolio of three (3) senior housing facilities located in Virginia for $20.8 million

•	Declared dividend of $0.135 per share

•	Announced FFO and AFFO per share for the third quarter of 2011 of $0.14 and $0.14, respectively

•	Ended third quarter 2011 with cash and cash equivalents in excess of $8.9 million
NEW YORK — November 9, 2011 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate, today reported financial results for the third quarter ended September 30, 2011, and announced that it has declared a quarterly dividend of $0.135 per share for the third quarter of 2011.
The Company reported net income of approximately $0.5 million, or $0.05 per basic and diluted share for the three months ended September 30, 2011. Net income was impacted by a non-cash depreciation charge from the Company’s real estate investments of approximately $0.9 million.
Funds From Operations (FFO) for the third quarter of 2011 was approximately $1.4 million, or $0.14 per basic and diluted share. Adjusted Funds From Operations (AFFO) also amounted to approximately $1.4 million, or $0.14 per basic and diluted share. FFO is computed by adding back to net income (loss) the Company’s share of depreciation and amortization of real estate related to Care’s investment in the Bickford and Greenfield properties. AFFO reflects additional adjustments for other non-cash and related income and expense items including stock based compensation, stock issued to related parties, transaction charges and straight-lining of lease revenue. These adjustments are detailed in the attached Reconciliation of Non-GAAP Financial Measures.

Care Investment Trust Inc.
Portfolio Activity
Wholly-owned and Partially-owned Real Estate
Wholly-owned real estate totaled approximately $124.2 million at September 30, 2011, consisting of investments in 17 assisted living, independent living and memory care facilities acquired in the Bickford (14 facilities) and Greenfield (3 facilities) transactions, all of which are triple net leased. In addition, Care had real estate investments in partially-owned entities of approximately $29.1 million as of September 30, 2011, consisting of a preferred equity investment through limited liability entities owning nine (9) medical office buildings as well as a joint venture consisting of one independent / assisted living facility of the original four (4) properties in the portfolio.
In September 2011, Care acquired three private pay assisted living / memory care facilities from affiliates of Greenfield Senior Living, Inc. for an aggregate purchase price of $20.8 million, which expands the Company’s footprint to the Mid-Atlantic region of the US. The portfolio contains 164 total licensed beds, consisting of 115 assisted living beds and 49 memory care beds, and has an average age of 14 years, with aggregate occupancy averaging in excess of 90 percent (90%) over the last two full years.
Simultaneously with the acquisition, Care leased the facilities back to affiliates of Greenfield pursuant to a triple-net master lease having an initial term of 12 years with two ten-year renewal options. Care is projecting GAAP revenues from the acquisition of the properties for calendar years 2011 and 2012 of approximately $0.5 million and $1.9 million, respectively, which includes a non-cash straight-line rent component of approximately $0.1 million and $0.3 million in calendar years 2011 and 2012, respectively.
Care funded the investment through cash on hand of approximately $5.3 million and approximately $15.5 million of first mortgage bridge financing from KeyBank National Association. The bridge loan bears interest at a floating rate per annum equal to the London Interbank Offered Rate (LIBOR) plus 400 basis points, with no LIBOR floor, and provides for monthly interest and principal payments commencing on October 1, 2011. The bridge loan will mature on June 20, 2012 and, subject to certain conditions, may be extended for an additional three (3) months. It is anticipated that permanent financing will be obtained through a KeyBank sponsored Freddie Mac refinancing, expected to occur within 90 days after the closing of the bridge loan.
Loan Portfolio
The net investment in our loan was approximately $6.3 million as of September 30, 2011. The weighted average spread on the remaining loan investment, which is floating-rate, at September 30, 2011 was 4.00 percent over 30-day LIBOR and had an effective yield of 4.24 percent as of September 30, 2011. Negotiations to restructure the loan have been ongoing since its initial maturity date of February 1, 2011, and as part of these discussions, the credit facilities have been extended several times, most recently until October 28, 2011. The lender consortium and the borrowers continue to have negotiations surrounding a potential restructuring of the credit facilities.
Operating Activities
Care generated total revenue of approximately $3.5 million during the 2011 third quarter which included rental revenue of approximately $3.4 million and interest income from investments in loans of approximately $0.1 million.
The Company incurred approximately $2.6 million in operating expenses during the three months ended September 30, 2011, which included approximately $0.1 million in base services fees, approximately $0.2 million in incentive fees to our advisor, TREIT Management, LLC, and approximately $1.4 million in marketing, general and administrative expenses. General and Administrative expenses consist of fees for professional services, including audit, legal and investor relations; directors & officers and other

Care Investment Trust Inc.
insurance; general overhead costs for the Company and employee salaries and benefits as well as fees paid to our directors and rent for our corporate offices. The Company recognized approximately $0.4 million in employee compensation expense during the three months ended September 30, 2011, which did not occur during the comparable period in 2010 when the Company was externally-managed and did not have any employees. Care also incurred approximately $0.9 million of depreciation and amortization expense relating to its investment in the Bickford and Greenfield properties.
Care recognized income from investments in partially-owned entities of approximately $1.0 million for the three months ended September 30, 2011. As a result of the new economic terms of our Cambridge investment (as outlined in the Omnibus Agreement dated April 15, 2011), the Company receives a preferential distribution of available cash from operations with a target distribution rate of 12% of the current balance of its $40 million fixed dollar investment with any cash from operations in excess of the cumulative target distribution rate being retained by Cambridge, and no longer recognizes 85% of the operating income or loss (after depreciation and amortization) pertaining to the Cambridge portfolio. Accordingly, the income from investments in partially-owned entities for the three month period ended September 30, 2011 included income from Cambridge of approximately $0.9 million to reflect our share of available cash from operations for the three months ended September 30, 2011, with the balance of the target distribution to accrue at an annual rate of 14% per annum which shall be recognized as those distributions occur. The Company also recognized its share of equity income in its remaining SMC property of approximately $0.1 million for the three months ended September 30, 2011.
On October 19, 2011, the Company entered into an agreement with Cambridge to amend the Omnibus Agreement, pursuant to which Cambridge may purchase our interest in the Cambridge Portfolio at any time up to December 9, 2011 for an amount equal to the sum of our fixed dollar investment ($40 million) plus our accrued but unpaid preferred return (approximately $2.0 million). If Cambridge fails to purchase our interest on or before December 9, 2011, the purchase price reverts to that originally provided for in the Omnibus Agreement. As consideration for the amendment, Cambridge will forfeit all of its rights and interests in (i) the Warrant, which is convertible into 300,000 shares of the Company’s common stock at an exercise price of $6.00 per share, as well as (ii) the 200,000 OP Units upon the earlier of the closing of such purchase or December 9, 2011.
Interest expense totaled approximately $1.4 million for the three months ended September 30, 2011, which related primarily to the mortgage debt incurred to finance the acquisition of the Bickford properties and also included interest expense pertaining to the Greenfield properties which were acquired in September 2011. The effective interest rate for the third quarter of 2011 on the Company’s mortgage debt borrowings incurred to finance the acquisition of the Bickford and Greenfield properties was 6.88 percent and 4.25 percent, respectively.
Liquidity and Funding
During the third quarter of 2011 the Company invested approximately $5.3 million in the acquisition of the Greenfield properties. At September 30, 2011, Care had approximately $8.9 million in cash and cash equivalents.

Care Investment Trust Inc.
Conference Call Details
Care will host a conference call on Wednesday, November 9, 2011, at 11:00 a.m. Eastern Time to discuss the third quarter results. The call may be accessed live by dialing (888) 549-7750 or by visiting the Company’s website at www.carereit.com.
Investors may access a replay by dialing (800) 406-7325, passcode 4486169, which will be available through November 16, 2011. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company that invests in healthcare-related real estate.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.
The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
Adjusted Funds from Operations
Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. We calculate AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus the expenses associated with depreciation and amortization

Care Investment Trust Inc.
on real estate assets, non-cash equity compensation expenses, the effects of straight lining lease revenue, excess cash distributions from the Company’s equity method investments, transaction charges and one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be considered when calculating the Company’s AFFO.
We believe that FFO and AFFO provide additional measures of our core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of our financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of our own operating results from period to period. The Company uses FFO and AFFO in this way, and also has used AFFO as a performance metric in the Company’s executive compensation program. The Company also believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected of) its investors.
However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating FFO and / or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported FFO and / or AFFO may not be comparable to the FFO and AFFO reported by other REITs.
For more information on the Company, please visit the Company’s website at www.carereit.com
-Financial Tables to Follow-

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:
Salvatore V. (Torey) Riso Jr.	Steven M. Sherwyn
President & Chief Executive Officer	Chief Financial Officer & Treasurer
(212) 446-1414	(212) 446-1407
triso@carereit.com	ssherwyn@carereit.com

Care Investment Trust Inc.
Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(dollars in thousands — except share and per share data)

	September 30,	December 31,
	2011	2010
	(Successor)	(Successor)
Assets:
Real Estate:
Land	$7,330	$5,020
Buildings and improvements	120,492	102,002
Less: accumulated depreciation and amortization	(3,637)	(1,293)

Total real estate, net	124,185	105,729
Investment in loans	6,285	8,552
Investments in partially-owned entities	29,121	39,200
Identified intangible assets — leases in place, net	6,089	6,477
Cash and cash equivalents	8,907	5,032
Accrued interest receivable	18	64
Other assets	4,025	1,822

Total Assets	$178,630	$166,876

Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$96,495	$81,684
Accounts payable and accrued expenses	1,742	1,570
Accrued expenses payable to related party	281	39
Obligation to issue operating partnership units	450	2,095
Other liabilities	590	525

Total Liabilities	99,558	85,913

Commitments and Contingencies

Stockholders’ Equity
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized, 10,161,249 and 10,064,982 shares issued and outstanding, respectively	11	11
Additional paid-in capital	83,779	83,416
Accumulated deficit	(4,718)	(2,464)

Total Stockholders’ Equity	79,072	80,963

Total Liabilities and Stockholders’ Equity	$178,630	$166,876

Care Investment Trust Inc.
Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)
(dollars in thousands — except share and per share data)

	Three Months	For the Period From	For the Period From	Nine Months Ended	For the Period From
	Ended	August 13, 2010 to	July 1, 2010 to	September 30,	January 1, 2010 to
	September 30, 2011	September 30, 2010	August 12, 2010	2011	August 12, 2010
	(Successor)	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Revenue:
Rental income	$3,371	$1,804	$1,479	$9,923	$7,880
Income from investments in loans	146	216	201	589	1,348

Total Revenue	3,517	2,020	1,680	10,512	9,228

Expenses
Base management and services fees and buyout payments to related party	100	102	173	303	8,477
Incentive fee to related party	237	—	—	718	—
Marketing, general and administrative (including stock-based compensation of $11, $8, $50, $56 and $163, respectively)	1,367	985	6,836	3,705	11,021
Depreciation and amortization	883	604	389	2,620	2,072
Realized gain on sales and repayments of loans	—	—	—	—	(4)
Adjustment to valuation allowance on loans held at LOCOM	—	—	(28)	—	(858)

Operating Expenses	2,587	1,691	7,370	7,346	20,708

(Income) or loss from investments in partially-owned entities, net	(1,009)	474	482	(1,779)	1,941
Net unrealized (gain) or loss on derivative instruments	—	(492)	(227)	255	41
Impairment of investments	—	—	—	77	—
Interest income	(7)	(5)	(20)	(15)	(99)
Interest expense including amortization and write-off of deferred financing costs	1,411	736	684	4,139	3,578

Net income (loss)	$535	$(384)	$(6,609)	$489	$(16,941)

Care Investment Trust Inc.

	Three Months	For the Period From	For the Period From	Nine Months Ended	For the Period From
	Ended	August 13, 2010 to	July 1, 2010 to	September 30,	January 1, 2010 to
	September 30, 2011	September 30, 2010	August 12, 2010	2011	August 12, 2010
	(Successor)	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net income (loss) per share of common stock
Net income (loss), basic	$0.05	$(0.04)	$(0.22)	$0.05	$(0.56)

Net income (loss), diluted	$0.05	$(0.04)	$(0.22)	$0.05	$(0.56)

Weighted average common shares outstanding, basic(1)	10,159,098	10,063,386	30,353,454	10,149,763	30,331,994

Weighted average common shares outstanding, diluted(1)	10,187,605	10,063,386	30,353,454	10,160,202	30,331,994

Dividends declared per common share	$0.135	$—	$—	$0.27	$—

(1)	The weighted average common shares outstanding, basic and diluted, for the period from January 1, 2010 to August 12, 2010 and for the period from July 1, 2010 to August 12, 2010 are adjusted to reflect the Company’s three-for-two stock split announced in September 2010. The periods above exclude the dilutive effect of the 2008 Warrant convertible into 652,500 common shares because the exercise price was greater than the average market price and include the dilutive effect of the Warrant issued pursuant to the Omnibus Agreement convertible into 300,000 common shares for the three and nine month periods ended September 30, 2011 because the average market price was greater than the exercise price. Also excluded are operating partnership units issued to Cambridge that were held in escrow through April 14, 2011 and were reduced and restructured per the terms of the Omnibus Agreement such that the operating partnership units are no longer convertible into Care common stock.

Care Investment Trust Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(dollars in thousands — except share and per share data)

	For the three months ended		For the nine months ended
	September 30, 2011		September 30, 2011
	FFO	AFFO	FFO	AFFO
Net income	$535	$535	$489	$489
Add:
Depreciation and amortization from partially-owned entities	—	—	2,601	2,601
Depreciation and amortization on owned properties	869	869	2,577	2,577
Stock-based compensation to directors	—	11	—	56
Amortization of above-market leases	—	52	—	155
Stock issued to related parties	—	35	—	96
Straight-line effect of lease revenue	—	(331)	—	(1,520)
Transaction charges	—	228	—	228
Excess cash distributions from the Company’s equity method investments	—	—	—	1
Change in the obligation to issue OP Units	—	—	—	255

Funds From Operations and Adjusted Funds From Operations	$1,404	$1,399	$5,667	$4,938

FFO and Adjusted FFO per share basic	$0.14	$0.14	$0.56	$0.49
FFO and Adjusted FFO per share diluted	$0.14	$0.14	$0.56	$0.49
Weighted average shares outstanding — basic(1)(2)	10,159,098	10,159,098	10,149,763	10,149,763
Weighted average shares outstanding — diluted(1)(2)	10,187,605	10,187,605	10,160,202	10,160,202

(1)	The diluted FFO and AFFO per share calculations exclude the dilutive effect of the 2008 Warrant convertible into 652,500 common shares for the three and nine month periods ended September 30, 2011 because the exercise price was greater than the average market price. The diluted FFO and AFFO per share calculations include the dilutive effect of the Warrant issued pursuant to the Omnibus Agreement convertible into 300,000 common shares for the three and nine month periods ended September 30, 2011 because the average market price was greater than the exercise price.

(2)	Does not include operating partnership units issued to Cambridge that were held in escrow through April 14, 2011 and were reduced and restructured per the terms of the Omnibus Agreement such that the operating partnership units are no longer convertible into Care common stock.